UNITED ASSET MANAGEMENT CORPORATION
                         PROFIT SHARING AND 401(k) PLAN

                                 FIFTH AMENDMENT


     WHEREAS, United Asset Management Corporation (hereinafter referred to as the "Company") adopted the United Asset Management Corporation Profit Sharing and 401(k) Plan (hereinafter referred to as the "Plan") effective as of January 1, 1989 and restated effective January 1, 1990, to provide retirement benefits for certain employees of the Company and its subsidiaries; and

     WHEREAS, in accordance with Article 11, the Company wishes to amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2000, unless otherwise indicated, as follows:

1.   Section 1.18 is amended to read and provide as follows:

     "Employee" means any person employed by the Company or an Affiliated Company, excluding, however, (i) any such person who is a member of a unit of Employees covered by a collective bargaining agreement, unless such agreement provides for the application of the Plan to the Employees in such unit; (ii) any such person who is a non-resident alien; (iii) any such person who executes a waiver of participation in the Plan or an agreement not be classified as an Employee (provided that any such waiver or agreement shall conform to the requirements of Treasury Regulations Section 1.401(k)-1(a)(3)(iv), as amended, or any applicable successor rules); and
     (iv) any person who is determined or agrees not to be a common-law employee of the Company or any Affiliated Company or who is classified as a non-employee by the Company or Affiliated Company using such person's services, regardless of whether such determination or classification was erroneous and regardless of the person's actual employment status. (Such determination, agreement or classification shall be in writing but may be in any form elected by the Company or an Affiliated Company, such as, without limitation, an employment record, memorandum or letter.) Without limiting the generality of the foregoing, the term Employee shall exclude all persons who are classified as independent contractors, consultants, contract workers or the like. If a person is not an Employee because of an erroneous determination or classification as to the person's employment status, or if a person's agreed-upon status changes, or if a person who was classified as a non-Employee is reclassified as an Employee, such person shall not be entitled to participate in the Plan retroactively or to receive any retroactive benefits or other compensation on account of any period prior to the date of the reclassification, corrected determination, or change in agreed-upon status, but each such person shall be credited with Hours of
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     Service under the Plan for all service as a common-law employee of the
     Company or any Affiliated Company to the extent required by applicable law.

     Notwithstanding anything to the contrary in this Plan, any person who is a leased employee (as defined in Section 414(n)(2) of the Code, without regard to Section 414(n)(5) of the Code) of the Company or an Affiliated Company shall be treated as an Employee under this Plan solely for the purpose of crediting such person with Hours of Service towards eligibility and vesting under the Plan if and when such person ceases to be a leased employee and becomes an Employee within the meaning of the definition above in this section. Such persons shall also be counted to the extent required by Section 410(b) of the Code in determining whether the Plan meets the coverage requirements imposed by such section, but such persons shall not otherwise be eligible for participation in this Plan except as specifically provided for in the Plan.

2.   Section 1.40 is amended to read and provide as follows:

     "Valuation Date" means the last day of each calendar month or any other date as determined by the Committee. In the event that the Committee authorizes daily valuation, the Valuation Date shall be the close of business on each day that the New York Stock Exchange is open and conducting business.

3. The first sentence of the first paragraph of Section 3.1 is amended to read and provide as follows:

     Each Participant may elect to have contributions made to the Plan on the Participant's behalf as provided below.

4. The second and fourth sentences of the first paragraph of Section 3.1 are deleted in their entirety.

5. The second paragraph of Section 3.1 is amended to read and provide as follows:

     Contributions made pursuant to this Section 3.1 shall be remitted to the Trustee or a custodian appointed by the Committee as soon as is administratively practicable but in any event within any time limit that may be prescribed from time to time by applicable regulations.

6.   Section 3.1(a) is amended to read and provide as follows:

     Before-Tax Contributions - Subject to any uniform limit as may be set from time to time by the Committee and in whatever manner as may be prescribed from time to time by the Committee, a Participant may elect to have the Company contribute an amount of such Participant's Compensation under a Salary Deferral Agreement.

7. The first sentence of the first paragraph of Section 3.2 is amended to read and provide as follows:

     A Participant may elect to change the Participant's rate of After-Tax Contributions under the Participant's payroll deduction authorization as of the first day of any payroll period,


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     provided that the Participant (i) executes a new payroll deduction authorization at least thirty (30) days in advance or (ii) if authorized by the Committee, communicates such election by telephone or electronic means directly to the Company at least thirty (30) days in advance and executes a new payroll deduction authorization before the first day of the payroll period during which the election becomes effective.

8. The first sentence of the second paragraph of Section 3.2 is amended to read and provide as follows:

     A Participant may elect to change the Participant's rate of Before-Tax Contributions under the Participant's Salary Deferral Agreement as of the first day of any payroll period, provided that the Participant (i) executes a new Salary Deferral Agreement at least thirty (30) days in advance or
     (ii) if authorized by the Committee, communicates such election by telephone or electronic means directly to the Company at least thirty (30) days in advance and executes a new Salary Deferral Agreement before the first day of the payroll period during which the election becomes effective.

9.   Section 3.4 is amended by adding a new Section 3.4(f) as follows:

     Notwithstanding anything to the contrary, a note may not be transferred to the Trust Fund pursuant to this Section 3.4.

10. The third paragraph of Section 4.1 is amended to read and provide as follows:

     The Company Contribution (if any) made by any Company on account of a Plan Year shall be (a) allocated among each Participant who (i) is eligible during such Plan Year under the provisions of Section 2.2, (ii) is an active Employee on the last day of such Plan Year; and (iii) received any portion of his or her Compensation for such Plan Year from such Company and
     (b) allocated in the proportion that the amount of each Participant's Compensation paid for such Plan Year by such Company bears to the total Compensation paid to all eligible Participants for such Plan Year by such Company, subject to the limitations specified in this Article IV.

11. The first sentence of Section 5.3 is amended to read and provide as follows:

     The Participant may, as of any Valuation Date subsequent to such Participant's initial participation in the Plan and upon notice at least thirty (30) days prior to such Valuation Date, elect to have such Participant's future contributions invested in a proportion different from that previously selected. Notice pursuant to this Section 5.3 shall be in writing or, if authorized by the Committee, through communication by telephone or electronic means directly from the Participant to the Company.

12. The first sentence of Section 5.7 is amended to read and provide as follows:

     Upon notice to the Committee in writing or, if authorized by the Committee, through communication by telephone or electronic means directly from the Participant to the Committee, each Participant may elect that any portion of the Participant's interest (in increments of 1%) in any fund (except the Loan Fund) be transferred to any other fund


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     (except the Loan Fund). Such election shall become effective as soon as is administratively practicable.

13. The first sentence of the second paragraph of Section 5.8(a) is amended to read and provide as follows:

     Valuations of such accounts shall be made at such times as the Committee may require, but no less frequently than monthly.

14. The first sentence of Section 6.4 is amended to read and provide as follows:

     In the event a Participant is reemployed prior to incurring five consecutive Breaks in Service, any non-vested amount of such Participant's Company Account which was forfeited shall be restored to such Participant's Company Account on the Valuation Date coincident with or next succeeding the later of the Participant's reemployment date or the date that the Participant repays the full amount of any prior distribution, not including any interest thereon, to the Plan.

15.  Section 7.3(a) is amended to read and provide as follows:

     (a) in installments as soon as practicable after the last day of each calendar month, commencing with the calendar month that includes the applicable Valuation Date determined under Section 7.2, over a period of not more than fifteen (15) years, the amounts of which are calculated by dividing (i) the then current value of the Participant's Total Account as of the final Valuation Date in each month for which an installment is due by (ii) the remaining number of unpaid installments, including the installment then being calculated; or

16.  The last paragraph of Section 7.3(b) is deleted in its entirety.

17.  Section 7.5(i) is amended to read and provide as follows:

     No benefit account of $5,000 or less shall be eligible for deferral of a lump-sum payment or for installment payments.

18.  Section 7.8(b) is amended to read and provide as follows:

     in the event the Participant's vested interest in the Trust Fund is $5,000 or less, his vested interest shall be distributed in a lump sum distribution as soon as practicable after the first Valuation Date that follows his date of termination by at least ten (10) days in the amount determined as of such Valuation Date.

19. The first sentence of Section 7.8(c) is amended to read and provide as follows:

     in the event the Participant's vested interest in the Trust Fund exceeds $5,000, a lump sum distribution of such vested interest shall be deferred unless the Participant elects distribution at an earlier date.


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20.  The first sentence of the last paragraph of Section 8.1 is amended to read and provide as follows:

     The withdrawal shall be made as soon as is administratively practicable but in any event no later than thirty (30) days after the date on which the request for the withdrawal is received.

21. The third paragraph of Section 8.5 is amended to read and provide as follows:

     The loan shall be made as soon as is administratively practicable but in any event no later than thirty (30) days after the date on which is the loan application is received.

22.  Section 8.6(e) is amended to read and provide as follows:

     Repayment shall be made by payroll deduction of substantially equal amounts in each of the borrower's payroll periods, commencing no later than 3 months following the date that the loan or any portion of the loan is disbursed; provided that a borrower who commences an unpaid leave of absence shall continue making repayments by check on such schedule as the Committee shall approve (such approval to be made in a uniform and non-discriminatory manner); provided further that such payments by check shall be scheduled in substantially equal installments not less frequently than quarterly. Each loan shall be scheduled for repayment over a period of not more than (i) 5 years from the date that the loan or any portion of the loan is disbursed; or (ii) 30 years from the date the loan or any portion of the loan is disbursed if such loan is used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as the principal residence of the Participant.

23.  Section 8.6(f) is deleted in its entirety.

24.  Section 8.6(l) is deleted in its entirety.

25. Sections 8.6(g), (h), (i), (j), (k), (m), (n) and (o) are redesignated Sections 8.6(f), (g), (h), (i), (j), (k), (l), and (m), respectively.

26. Redesignated Section 8.6(f) is further amended to read and provide as follows:

     Full or partial repayment of the outstanding balance may be made by check as of any Valuation Date after the Valuation Date on which the loan was made.

27. Redesignated Section 8.6(g) is further amended to read and provide as follows:

     The amount of each repayment, including principal and interest, shall be credited to each fund in accordance with the Participant's then current investment election.

28.  Article 9 is amended by adding the following new Section 9.9:

     9.9  Obligation to Pay Expenses


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          Expenses incurred in administering the Plan, including those necessary for the administration of the Trust Fund, shall be paid out of the principal or income of the Trust Fund unless paid by the Company. Notwithstanding the foregoing, the Company shall not have any obligation to pay any of such expenses.

29.  Section 12.3 is amended by adding the following new third paragraph:

     A domestic relations order will not fail to be deemed a qualified domestic relations order merely because it requires the distribution or segregation of all or part of a Participant's Total Account with respect to an alternate payee prior to the Participant's earliest retirement age (as defined in Section 414(p) of the Code) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of the earliest retirement age is available only if (a) the order specifies distribution at that time and (b) if the present value of the alternate payee's benefits under the Plan exceeds $5,000, the alternate payee consents to such distribution.

     Except as specifically amended hereby, the Plan is hereby reaffirmed in all respects.

     Signed as a sealed Massachusetts instrument effective as of the date stated above.


                                                 UNITED ASSET MANAGEMENT
                                                 CORPORATION

December 7, 1999                                 /s/  William H. Park
----------------------------------------         -------------------------------
(Date)                                           William H. Park
                                                  Executive Vice President and
                                                   Chief Financial Officer


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